                         AMERICAN CONSUMERS, INC.
                        NET INCOME PER COMMON SHARE
                                EXHIBIT 11

                        THIRTEEN WEEKS ENDED      THIRTY-NINE WEEKS ENDED
                      ------------------------   -------------------------
                       March 2,    February 25,   March 2,    February 25,
                         1996          1995         1996          1995
                      ----------    ----------   ----------   ------------
Net income for
computing earnings
per common share          $76,868       $54,180     $145,421       $151,112
                          =======       =======     ========       ========

Weighted average number
of common shares
outstanding during
each period               927,011       937,548      926,760        935,684
                          =======       =======      =======        =======

Net income per common      $0.083        $0.058       $0.157         $0.162
share                      ======        ======       ======         ======
